Exhibit 22

List of Subsidiary Issuers of Guaranteed Securities

As of March 26, 2021, each of the following subsidiaries of BP p.l.c. (the “Guarantor”) is issuer of the following outstanding securities, which are fully and unconditionally guaranteed by the Guarantor:

BP Capital Markets America Inc

2.112% Guaranteed Notes due 2021

Floating Rate Guaranteed Notes due 2022

2.520% Guaranteed Notes due 2022

3.245% Guaranteed Notes due 2022

2.750% Guaranteed Notes due 2023

3.216% Guaranteed Notes due 2023

2.937% Guaranteed Notes due 2023

3.224% Guaranteed Notes due 2024

3.790% Guaranteed Notes due 2024

3.194% Guaranteed Notes due 2025

3.796% Guaranteed Notes due 2025

3.119% Guaranteed Notes due 2026

3.410% Guaranteed Notes due 2026

3.017% Guaranteed Notes due 2027

3.543% Guaranteed Notes due 2027

3.588% Guaranteed Notes due 2027

3.937% Guaranteed Notes due 2028

4.234% Guaranteed Notes due 2028

1.749% Guaranteed Notes due 2030

3.633% Guaranteed Notes due 2030

2.772% Guaranteed Notes due 2050

3.000% Guaranteed Notes due 2050

3.067% Guaranteed Notes due 2050

2.939% Guaranteed Notes due 2051

3.379% Guaranteed Notes due 2061

BP Capital Markets p.l.c.

2.112% Guaranteed Notes due 2021

Floating Rate Guaranteed Notes due 2021

Floating Rate Guaranteed Notes due 2022

2.520% Guaranteed Notes due 2022

3.245% Guaranteed Notes due 2022

2.500% Guaranteed Notes due 2022

2.750% Guaranteed Notes due 2023

3.216% Guaranteed Notes due 2023

3.994% Guaranteed Notes due 2023

3.224% Guaranteed Notes due 2024

3.535% Guaranteed Notes due 2024

3.814% Guaranteed Notes due 2024

3.506% Guaranteed Notes due 2025

3.119% Guaranteed Notes due 2026

3.017% Guaranteed Notes due 2027

3.588% Guaranteed Notes due 2027

3.279% Guaranteed Notes due 2027

3.723% Guaranteed Notes due 2028

4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes

4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes